EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Aehr Test Systems of our report dated July 27, 2026 relating to the consolidated financial statements, which appears in Aehr Test Systems’ Annual Report on Form 10-K for the year ended May 29, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

San Jose, California

July 27, 2026